Booz Allen Completes Acquisition of Ultra I&C Mission Solutions Business McLean, VA—August 24, 2026—Booz Allen Hamilton (NYSE: BAH) has completed its previously announced $720 million acquisition of the Ultra I&C Mission Solutions business (Ultra Mission Solutions), further strengthening its technology solutions for national security missions. Combining Ultra Mission Solutions’ defense technology software, encryption, and edge- compute products with Booz Allen’s AI-driven battle management, resilient communications, and edge infrastructure solutions strengthens Booz Allen’s portfolio of capabilities for today’s contested and fast-moving operational environments. These offerings will help warfighters connect, secure, and deploy technology at the edge and across domains, bringing advanced commercial technology to national security missions at greater speed and scale. “Booz Allen builds technology to strengthen America’s national security and technological superiority,” said Horacio Rozanski, Chairman and CEO of Booz Allen. “This strategic acquisition accelerates our ability to expand and scale our defense tech products and help the United States and its allies maintain decisive advantage on the battlefield.” Ultra Mission Solutions will operate as the commercial product and solutions component of Booz Allen's defense technology business led by president Steve Escaravage. “Warfighters and policymakers are calling for increased industry investment in commercial products ready to fulfill mission requirements,” said Escaravage. “This acquisition strengthens our ability to scale product delivery, expand global reach, and increase impact for U.S. and allied customers.” About Booz Allen Booz Allen is an advanced technology company. We build commercial-grade products and solutions for America’s most critical defense, civil, and national security priorities. For more information, visit www.boozallen.com. (NYSE: BAH) Forward-Looking Statements Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements that do not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “ forecasts,” “expects,” “ intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Contacts Media Relations: Jessica Klenk, Klenk_Jessica@bah.com Investor Relations: Dustin Darensbourg, Investor_Relations@bah.com